SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                                        ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  MARCH 2, 2005

                                 INSYNQ, INC.
                          (Exact name of registrant as
                            specified in its charter)


     Nevada                    0-22814                      22-3894506
(State or other        (Commission File Number)     IRS Employer Identification
(jurisdiction of                                              Number)
 incorporation)



            1127 BROADWAY PLAZA #202                       98402
               TACOMA, WASHINGTON
    (Address of principal executive offices)             (Zip code)


                                 (253) 284-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

            |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

            |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 3 pages.



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 28, 2005, Insynq, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement dated February 28, 2005 (the "Agreement") with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC (collectively, the "Investors"). The closing of the transaction occurred on February 28, 2005.

         Under the Agreement, the Company issued and sold to the Investors: (a) 8% convertible secured notes (the "Notes") in the aggregate amount of $2,700,000; (b) 300 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), with a stated value of $1,000 per share; and (c) and warrants (the "Warrants") to acquire 5,550,000 shares of common stock. The aggregate purchase price for the convertible notes, Series B Preferred Stock, and the warrants was $2,700,000. The following is a summary of the terms of this transaction.

         The Notes are due three years after the issuance. They bear interest at the rate of 8% per annum payable quarterly in cash, with 3 months interest following the issuance date payable on the issuance date. However, no interest will be charged in any month in which the reported intraday trading price is greater than $.0063 for each trading day of that month. The notes are immediately convertible into shares of the Company's common stock during the term. The conversion price is equal to the lesser of: (a) $.0075; and (b) the average of the lowest three intraday trading prices during the 20 days immediately prior to the conversion date, discounted by 40%. The conversion price is subject to adjustment on the occurrence of certain events specified in the Notes. In the event of default under the Notes, the Investors have the right to have the Notes redeemed at 130% of the aggregate amount of their outstanding principal balance, plus accrued and unpaid interest, plus any default interest and other penalty payments due. In addition, the Notes provide for default interest at the rate of 15% per annum if any amounts due under the Notes are not paid when due. At the option of the Investors, such redemption payments may be made in shares of common stock. If certain conditions are satisfied, the Company may elect to prepay the Notes at a premium. The premium will range from 125-150% of the outstanding principal balance plus accrued and unpaid interest, plus any default interest and other penalty payments due, depending on when the prepayment occurs.

         For the Series B Preferred Stock, the Investors will be entitled to receive cumulative dividends equal to 6% per annum, payable quarterly in cash, and will have a liquidation preference over other holders of capital stock of the Company. The shares of Series B Preferred Stock are immediately convertible into shares of common stock at a conversion price equal to the average of the lowest three intraday trading prices during the 20 days immediately prior to the conversion date, discounted by 14%. The conversion price is subject to adjustment on the occurrence of certain events. Except as required under Nevada General Corporation Law or as provided in the Certificate of Designations, Preferences, and Rights of Series B Preferred Convertible Stock filed with the Nevada Secretary of State on February 25, 2005 (the "Certificate of Designations"), the holders of Series B Preferred Stock have no voting rights. Upon the occurrence of certain events, holders of a majority of the shares of Series B Preferred Stock may require the Company to redeem the shares of Preferred Stock at a premium. If certain conditions are satisfied, the shares of Series B Preferred Stock are redeemable by the Company in cash three years after the issue date at an amount equal to 130% of the aggregate amount of their stated value, accrued and unpaid dividends, any conversion default payments, and other penalty payments.

         The Warrants are exercisable during a 5 year term from the date of issuance into shares of common stock at an exercise price equal to $.0075 and $.0095 per share. Cashless exercise is permitted.

         The Investors also have registration rights with respect to the shares of common stock issuable upon the conversion of the Notes, the Series B Preferred Stock, and the Warrants (collectively, the "Conversion Shares"). The Company is obligated to file a registration statement within 45 days after the closing date of the transaction, and to obtain effectiveness on the registration within 90 days. If the Company fails to timely file or obtain effectiveness of the registration statement, if the registrable securities cannot be sold pursuant to the registration statement, or if the common stock ceases to be traded on the over-the-counter bulletin board or other similar exchange, it will incur penalties equal to 2% per month of the aggregate amount of the outstanding principal balance of the Notes and the stated value of the Series B Preferred Stock.

         The Company also granted to the Investors a security interest in the Company assets, pursuant to a Security Agreement and Intellectual Property Security Agreement.

         Under the Agreement, the Company agreed to various covenants. The issuance of the conversion shares is subject to the Company amending its Articles of Incorporation to increase the number of authorized shares to an amount that would be sufficient to validly issue all of the conversion shares. Accordingly, the Company is obligated to promptly take steps to so amend its Articles of Incorporation. In addition, among other covenants, for a certain period of time the Company agreed not to obtain certain additional equity financing without the consent of a majority-in-interest of the Buyers and the Company granted the Investors the first option to participate in future offerings. The Agreement provides for liquidated damages, payable in cash or shares of common stock, in the event of a breach by the Company of covenant or representation or warranty.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

The Company became obligated to issue up to approximately 2,845,084,884 shares of common stock issuable upon the exercise of the Notes, the Series B Preferred Stock, and the Warrants held by the Investors, as discussed in item 1.01 above. Additional shares of Common Stock may be issuable upon the occurrence of certain invents, such as events of default. The Company did not use any underwriter in connection with these transactions, and the transactions are exempt from registration pursuant to ss. 4(2) of the Securities Act of 1933 and Rule 506 as promulgated thereunder.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION

         In connection with the issuance of the Series B Preferred Stock, the Company filed the Certificate of Designations as described in Exhibit 4.01.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

EXHIBIT           DESCRIPTION OF DOCUMENT

4.1.     Certificate of Designations, Preferences, and Rights of Series B
            Convertible Preferred Stock
4.2      Securities Purchase Agreement
4.3      Form of Callable Secured Convertible Note
4.4      Form of Stock Purchase Warrant
4.5      Registration Rights Agreement
4.6      Intellectual Property Security Agreement
4.7      Guaranty and Pledge Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INSYNQ, INC.


                                           By:  /s/ John P. Gorst
                                                -----------------
                                                John P. Gorst,
Date:  March 7, 2005                            Chief Executive Officer,